                                                                                                   Exhibit 32.1

Certificate of the Chief Executive Officer and
Chief Financial Officer pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002

I, Marc Ebersole, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that the Annual Report of Biostem, Inc. on Form 10-K for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Form 10-K fairly presents in all material respects the financial condition and results of operations of Biostem, Inc.

Date: April 2, 2007                                                                                                                     By:         /s/ MARC EBERSOLE
                                                                                                                                                                                                    Name:   Marc Ebersole
                                                                                                                                                                                                    Title:     Chief Executive Officer and Chief
                                                                                                                                                                                                                  Financial Officer (Principal
                                                                                                                                                                                                                  Accounting Officer)